Exhibit 23.1

Consent of Independent Auditor

We hereby consent to the incorporation by reference in this registration statement on Form S-3 of Ur-Energy Inc. of our report dated February 28, 2020 relating to the financial statements and effectiveness of internal control over financial reporting of Ur-Energy Inc., which appears in Ur-Energy Inc.’s annual report on Form 10-K for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such registration statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, British Columbia

Canada
May 15, 2020